AMENDMENT TO THE

               BELLSOUTH PERSONAL RETIREMENT ACCOUNT PENSION PLAN

     This Amendment is made to the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was adopted effective July 1, 1993, as a restatement and amendment of the BellSouth Management Pension Plan. The BellSouth Employees' Benefit Claim Review Committee, acting under authority delegated by the Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation, hereby amends the Plan as follows:


                                       1.

     Amend Section 1 of the Plan by deleting Paragraph 1.02 in its entirety and substituting therefor the following:

               1.02 "AFFILIATE" means, with respect to a Participating Company, (a) any corporation included with such Participating Company in a controlled group of corporations as determined under
          Section 414(b) of the Code, (b) any trade or business under common control with such Participating Company as determined under Section 414(c) of the Code, (c) any member of any "affiliated service group" as such term is defined in Section 414(m) of the Code which includes as one of its members an entity described in (a) or (b) above, and (d) any trade or business which is otherwise aggregated with such Participating Company under Section 414(o) of the Code but only during the period such corporation, trade or business, or member is, as applicable, in a controlled group of corporations with such Participating Company, under common control


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          with such Participating Company, or included in the affiliated service group or otherwise aggregated.


                                       2.

     Amend Section 1 of the Plan by inserting "or Companies" after "Company" in the second line of Paragraph 1.09.


                                       3.

     Amend Paragraph 1.09 of the Plan by replacing clause (d) therein with the following:

               (d) team awards, awards to officers under short term incentive plans and equivalents, and


                                       4.

     Amend Paragraph 1.09 of the Plan by adding the following two paragraphs to the end thereof:

          For purposes of performing discrimination testing to ensure compliance with Code SECTION 401(a)(4), the definition of "Compensation" as set forth above in this Paragraph 1.09 generally shall be used; provided, on a plan year-by- plan year basis, the Benefit Committee may elect to use as the definition of "Compensation" any definition that satisfies the nondiscrimination requirements of Code SECTION 414(s).

          If a Participant retires or terminates employment and receives any Compensation of the type described in clause (d) hereof after the Participant's Pension Commencement Date, his accrued benefit shall be increased to reflect such Compensation effective as of the date such Compensation is paid.


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                                       5.

     Amend Section 1 of the Plan by deleting the first sentence of Paragraph
1.10 and substituting therefor the following:

               "EFFECTIVE DATE" means July 1, 1993, which is the effective date of the amended and restated Plan as described herein, unless another Effective Date is noted with respect to a Participating Company in Schedule 1.


                                       6.

     Amend Section 1 of the Plan by adding "of BellSouth" after "Affiliate" wherever it appears in Paragraph 1.17.


                                       7.

     Amend Section 1 of the Plan by deleting Paragraph 1.23 in its entirety and substituting therefor the following:

               1.23 "PARTICIPATING COMPANY" means BellSouth, any entity which participated in the Plan as of July 1, 1993, and any entity which elects to participate in the Plan in accordance with
          Section 16.


                                       8.

     Amend Section 1 of the Plan by deleting Paragraph 1.26 in its entirety and substituting therefor the following:

               1.26 "PENSION FUND" means the trust established by BellSouth separate from its assets and the assets of any Participating Company or


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          Affiliate for the payment of certain Plan benefits and includes any allocable interest in the Telephone Real Estate Equity Trust.


                                       9.

     Amend Section 1 of the Plan by deleting Paragraph 1.27 in its entirety and substituting therefor the following:

               1.27 "PLAN" means the BellSouth Personal Retirement Account Pension Plan as maintained by one or more Participating Companies for the benefit of their Eligible Employees.


                                       10.

     Amend Section 1 of the Plan by deleting Paragraph 1.29 in its entirety and substituting therefor the following:

               1.29 "PRIOR PLAN" means the Plan, if any, as in effect immediately prior to its amendment and restatement as of the Effective Date.


                                       11.

     Amend Section 2 of the Plan by deleting Paragraph 2.01 in its entirety and substituting therefor the following:

               2.01 PARTICIPATION. Each Eligible Employee is a Participant in the Plan on the later of the Effective Date or his date of hire.


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                                       12.

     Amend Section 3 of the Plan by deleting "July 1, 1993" wherever it appears in Paragraph 3.08 and substituting therefor "the Effective Date."


                                       13.

     Amend Section 3 of the Plan by replacing the first sentence of the second paragraph of Paragraph 3.08 with the following:

               If an Eligible Employee retires or terminates employment (other than pursuant to a transfer of employment between Affiliates that is described in Subparagraph 11.05(a) or (b)) on or after the Effective Date, his account shall continue to be maintained, and credited with interest, until (a) he receives or is deemed to receive a lump sum settlement of his entire accrued benefit, or (b) his pension commences to be paid.


                                       14.

     Amend Section 5 of the Plan by deleting the first sentence of Paragraph
5.05 and substituting therefor the following:

               If a Participant terminates employment with the Participating Company, all other Participating Companies and all Affiliates after becoming vested and before becoming eligible to retire under Paragraph 4.01, he may Elect to have his pension payable commencing on or after the birthday on which he would have become eligible to retire under Paragraph 4.01 if he were an Eligible Employee on such birthday; provided, however, if such Participant terminates employment as


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          described above before July 1, 1996, he may Elect to have his pension payable commencing on or before July 1, 1996.


                                       15.

     Amend Section 6 of the Plan by replacing the second paragraph of subparagraph 6.02(a) with the following:

          The amount of the annuity actually payable to a Participant may be reduced in accordance with subparagraph 7.01(a)(1) and may be increased in accordance with the last paragraph of Paragraph 1.09.


                                       16.

     Amend Section 7 of the Plan by replacing subparagraph 7.08(a) therein with the following:

               (a) The Participants to whom the lump sum settlement option described in this Paragraph 7.08 apply are the vested Employees of Participating Companies who retire or terminate employment during the period beginning July 1, 1993, and ending June 30, 1996, with a pension commencement date on or before July 1, 1996.


                                       17.

     Amend Section 9 of the Plan by deleting subparagraph 9.07(a) in its entirety and substituting therefor the following:

               (a) The death benefits payable under this Section 9 are in addition to any pre-retirement surviving spouse benefits payable under Section 8 and any survivor annuity payable under Section 7. In no event,


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          however, shall more than one death benefit described in this Section 9 be payable upon the death of any Participant or Pensioner, nor shall any such death benefit be payable from more than one Plan. If a Participant or Pensioner who has been a Participant in more than one Plan becomes eligible for a death benefit under this Section 9, such death benefit shall be payable from the Plan of the Participating Company that last employed the Participant or Pensioner.


                                       18.

     Amend Section 10 of the Plan by replacing the second sentence of Paragraph
10.02 with the following:

               Net Credited Service shall include service creditable pursuant to Paragraph 11.05 of the Plan or under the provisions of an Interchange Agreement or acquisition or merger agreement.



                                       19.

     Amend Section 10 of the Plan by replacing the second sentence of Paragraph
10.03 with the following:

          Vesting Service Credit shall include service creditable pursuant to Paragraph 11.05 of the Plan or under the provisions of an Interchange Agreement or acquisition or merger agreement.


                                       20.

     Amend Section 10 of the Plan by adding the following new sentence after the second sentence of Paragraph 10.08:


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     Vesting Eligibility Years also shall include years creditable pursuant to
Paragraph 11.05 of the Plan.


                                       21.

     Amend the title of Section 11 in its entirety to read as follows:
          Interchange of Benefit Obligations and Transfers Among Affiliates.


                                       22.

     Amend Section 11 of the Plan by adding the following new Paragraph 11.05:

               11.05  Transfers Between Certain Affiliates.

          This Paragraph 11.05 is intended to apply only to a Participant who transfers employment between Participating Companies or who transfers employment from an Affiliate that sponsors a defined benefit pension plan in which the Participant is an active participant to a Participating Company. In all other transfer of employment situations, the Participant shall be treated as a new hire as of the effective date of transfer except as may otherwise be provided in the Plan (e.g., with respect to Vesting Eligibility Years). For purposes of this Paragraph 11.05, a Participant shall be deemed to transfer employment if his termination of employment with one Affiliate is followed immediately by his employment with another Affiliate such that, counting employment with both Affiliates, his employment is continuous.

               (a) If a Participant transfers employment from a Participating Company that maintains a PRA Plan (for purposes of this subparagraph, the "Former Plan") to a Participating Company that maintains another


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          PRA Plan (for purposes of this Paragraph, the "Successor Plan"), the
          Participant's accrued benefit under the Former Plan and an amount of assets with respect to such accrued benefit as determined in accordance with Code section 414(1) shall be transferred to the Successor Plan, and an account shall be established, effective the first day of the month following the effective date of the Participant's transfer, in an amount equal to his account balance under the Former Plan as calculated under Section 3.06. For the Plan Year in which the transfer occurs, the Participant's account shall be credited with an interest credit equal to the product of (i) and (ii), where (i) is the Participant's account balance under the Former Plan as of the first day of the Plan Year multiplied by the interest credit rate under the Successor Plan, and (ii) is a fraction of the numerator of which is the number of months for which the Participant has an account under and is an active participant in the Successor Plan for the Plan Year of transfer and the denominator of which is 12. The Participant's Basic Service Credit, Additional Credit and Supplemental Credit, if any, for the year of transfer shall be based on his post-transfer Compensation. The Participant's Vesting Service Credit, Net Credited Service and Vesting Eligibility Years under the Former Plan immediately prior to his transfer shall carry over to the Successor Plan.

               (b) If (i) a Participant transfers employment from an Affiliate that is not a Participating Company but that maintains a defined benefit pension plan (for purposes of this subparagraph, the "Former Pension Plan") in which the Participant is an active participant as of the date of


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          transfer to a Participating Company, and (ii) the Former Pension Plan
          provides for the transfer of (A) the Participant's accrued benefit and
          (B) an amount of assets with respect to such accrued benefit as determined in accordance with Code section 414(1) to the Successor Plan, an account shall be established for the Participant under the Successor Plan effective as of the first day of the month in which the Participant's transfer occurs, with an opening account balance determined in accordance with Paragraph 5 of Appendix A. Effective as of the date of transfer, the Participant's Vesting Service Credit, Net Credited Service and Vesting Eligibility Years shall equal the number of years of service, however defined, with which the Participant was credited for benefit accrual, pension eligibility and vesting purposes, respectively, under the Former Pension Plan immediately prior to such transfer.

               (c) If a Participant transfers employment more than once in a Plan Year and more than one such transfer is covered under the provisions of this Paragraph 11.05, the provisions of this Paragraph 11.05 shall be applied successively to each such transfer.


                                       23.

     Amend Section 12 of the Plan by deleting Paragraph 12.01 in its entirety and substituting therefor the following:

               12.01 PLAN ADMINISTRATOR.  BellSouth is the Plan
          Administrator for each Plan hereunder, and the sponsor of the Plan for its Eligible Employees, as those terms are defined in ERISA. The plan sponsor of each other Plan shall be set forth on
          Schedule 1.



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                                       24.

     Amend Section 14 of the Plan by replacing the language in parentheses in the first sentence of Paragraph 14.01 with the following:

          other than excess plan benefits described in Paragraph 6.05, disability pension payments before January 1, 1994, payments to mandatory beneficiaries payable on account of the deaths of disability pensioners before October 1, 1994, and certain death benefits under Section 9, all of which are paid by the Participating Company that last employed the individuals with respect to whom the benefits are due


                                       25.

     Amend Section 14 of the Plan by adding the following new Paragraph 14.05:

                    14.05 SEPARATE PLAN ACCOUNTING.  Notwithstanding any
               other provision to the contrary, the assets of each Plan shall be accounted for separately under the Pension Fund, and only the assets allocable to a Plan shall be available to pay the benefits of the Participants and beneficiaries of that Plan. Unless assets are specifically segregated and allocated to a Plan, each Plan shall have a proportionate undivided interest in the Pension Fund. If assets of a Plan are segregated, any earnings, losses or other adjustments attributable to such assets shall be allocable to that Plan.


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                                       26.

     Amend Section 15 of the Plan by replacing the first three paragraphs of paragraph 15.01 with the following:

                    The Claim Review Committee may, from time to time,
               amend the Plan so long as such amendment (i) is not of a material nature or is required by or advisable in order to comply with the provisions of ERISA, the Code or other applicable law, and (ii) does not materially increase the required contribution of a Participating Company. The Directors' Nominating and Compensation Committee of the Board must authorize or consent to any amendment that the Claim Review Committee is not authorized to make under the above rule.


                                       27.

     Amend the Plan by adding the following new Section 16:

                                   SECTION 16

                 ADOPTION OF THE PLAN BY A PARTICIPATING COMPANY

                    16.01 ADOPTION AGREEMENT. Any entity may, by action of its board of directors or comparable governing body and with the consent of the Claim Review Committee or its delegate, adopt this Plan and the Pension Fund as a Participating Company on behalf of such entity, or one or more divisions or subdivisions thereof, by executing an adoption agreement and by delivering such adoption agreement to BellSouth. The name of such Participating Company and the Effective Date of its adoption of the Plan shall be set out on Schedule 1.


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               Such Participating Company may elect to modify the terms of the Plan as such terms apply to the Participating Company and its employees with the consent of the Claim Review Committee or its delegate and, to the extent the terms of the Plan are so modified, such modifications (a) shall be set out on a schedule to the adoption agreement and on Schedule 1 to the Plan and (b) shall control as to the Plan of such Participating Company.

               16.02 SEPARATE PLANS. Except as may otherwise be provided in an adoption agreement, each adoption agreement shall create a separate and distinct plan within the meaning of Code Section 414(l) for the exclusive benefit of the Eligible Employees of the Participating Company or Companies with respect to which such Plan is adopted, and each such Plan shall be set forth on
          Schedule 1, as it may be amended from time to time. The assets of each Plan shall be used only for the benefit of Participants and beneficiaries under that Plan, and any forfeitures under a Plan shall reduce the contributions, if any, only of the Participating Company or Companies under that Plan.

               16.03 AMENDMENT. Any amendment of the Plan automatically shall be effective as to each Participating Company without any further action by a Participating Company.


                                       28.

     Amend Appendix D of the Plan by deleting the first four lines of the fourth paragraph of the Appendix in their entirety and substituting therefor the following:


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          The monthly pension allowance of a Participant who elects to commence a service pension prior to age 65 shall be reduced as follows:


                                       29.

     Amend Appendix E of the Plan by deleting Appendix E in its entirety and by substituting therefor the attached pages designated "Appendix E."


     This Amendment shall be effective as of July 1, 1993 for Paragraphs 4 as to the first subparagraph, 16, and 28; shall be effective as of January 1, 1994 for Paragraphs 1, 2, 5-12, 14, 17, 23, 25, 27, and 29; shall be effective as of October 1, 1994 for Paragraph 24; shall be effective as of the date of this Amendment for Paragraphs 13 and 18-22; and shall be effective as of January 1, 1995 for Paragraphs 3, 4 as to the second subparagraph, 15 and 26.


     Approved this 5th  day of December     , 1994.
                   ----        -------------
                    EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE:



                    /s/ H. C. Henry, Jr.
                    -------------------------------------------
                    H. C. Henry, Jr.
                    Executive Vice President - Corporate Relations,
                      Chairman









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